Exhibit 99.1

Super League Gaming to Acquire Mobcrush
Combined assets reach audience of more than 85 million in the U.S., establishing Super League as a leading provider of content-driven advertising solutions in-event, in-stream, and in-game

Santa Monica, Calif. - (March 11, 2021) – Super League Gaming  (Nasdaq: SLGG), a global leader in competitive video gaming and esports entertainment for everyday players of all ages, announced today the acquisition of Mobcrush, a live streaming technology platform used by hundreds of thousands of gaming influencers who generate and distribute almost two million hours of original content annually and have accumulated more than 4.5 billion fans and subscribers across the most popular live streaming and social media platforms, including Twitch, YouTube, Facebook, Instagram, Twitter, and more. Mobcrush also owns Mineville, one of six exclusive, official Minecraft server partners that is enjoyed by more than 22 million unique players annually. Mineville is highly complementary to Minehut, Super League’s owned and operated Minecraft community, strengthening the combined company’s leading position with young gamers. This strategic, all-stock transaction, is anticipated to be accretive and enable Super League to take a significant leap forward in providing brands, advertisers, and other consumer facing businesses with massive audience reach across the most important engagement channels in video gaming – competitive events, social media and live streaming content, and in-game experiences.

With this acquisition, Super League is expected to achieve a new level of scale through content and proprietary technology systems:

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U.S. audience of 85 million monthly, making the combined company a Top 50 US media property (Nielsen DCR December 2020)
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More than 7.7 billion annual US video views across digital live streaming platforms (Nielsen DCR 2020)
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More than two billion annual video views on social media platforms
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More than 200,000 gameplay highlights generated and distributed across streaming video and social media platforms per month
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More than 60 million hours of annual gameplay across owned and operated platforms
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A combined player base of more than three million per month, with a reach of more than 400,000 players per day

“Super League and Mobcrush share a mission to empower passionate gamers and streamers through proprietary tools to create gameplay and streaming entertainment content that inspires connectivity and engagement for the greater good of gaming,” said Ann Hand, Chief Executive Officer of Super League. “With this acquisition we are building a formidable, highly scalable gaming-centric media and advertising platform that reaches one of the largest addressable audiences of gamers in the U.S. The revenue opportunities available through our combined advertiser solutions, as well as growth in direct gamer and content monetization, are tremendous.”

Mobcrush has become a sought-after partner for advertisers seeking television-equivalent and ad-blocker-proof digital video inventory targeting gamers, a demographic that continues to grow in importance. Mobcrush’s Sponsored Live Breaks product complements Super League’s offerings within its robust social media content network, original shows, and unique in-game programs.

“Super League is one of the strongest brands in the esports entertainment ecosystem and achieved impressive digital audience and content growth during COVID,” said Mike Wann, CEO of Mobcrush. “I am thrilled we can bring our expertise in streaming to the table. Together, we offer brands and advertisers a huge opportunity to create meaningful connections with the most sought-after audience in today’s media landscape – the engaged young gamer. Combining with Super League also means doubling down on a shared vision of empowering passionate gamers and streamers, allowing them to supercharge their own growth, and helping them turn their passions into their livelihoods. The best is yet to come.”

An equally important set of opportunities comes from the combination of Mobcrush’s live streaming technology platform and proprietary AI-driven gameplay highlights software, with Super League’s patented visualization technology and cloud-based, remote video production and monitoring division, Virtualis Studios. Together, the companies will provide content producers at all levels – streamers, creators, digital and television production companies, branded content studios, and more – with an exciting suite of tools and capabilities designed both for the unique needs of today’s production and distribution realities, and the enduring changes within the landscape resulting from the pandemic.

“Media is all about scale, and Super League’s proposed acquisition of Mobcrush creates a demonstrably larger targeted audience reach to attract a greater share of advertisers’ wallets,” said Mark Jung, Super League Board Member, founder of IGN Entertainment, and former COO of FOX Digital. “Super League’s management team continues to do an exceptional job identifying how to bring value to players and reach fans and viewers exactly where they spend the majority of their time.”

The transaction, which is expected to close as early as Super League’s second fiscal quarter of 2021, is subject to customary closing conditions and regulatory approvals, including shareholder approval. Additional details regarding the transaction, including a copy of the merger agreement, can be found in the Company’s Current Report on Form 8-K, filed today and is available in the investor relations section of Super League’s website here.

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About Super League Gaming
Super League Gaming (Nasdaq: SLGG) is a leading gaming community and content platform that gives everyday gamers multiple ways to connect and engage with others while enjoying the video games they love. Powered by patented, proprietary technology systems, Super League offers players the ability to create gameplay-driven experiences they can share with friends, the opportunity to watch live streaming broadcasts and gameplay highlights across digital and social channels, and the chance to compete in events and challenges designed to celebrate victories and achievements across multiple skill levels. With gameplay and content offerings featuring more than a dozen of the top video game titles in the world, Super League is building a broadly inclusive, global brand at the intersection of gaming, experiences and entertainment. Whether to access its expanding direct audience or the company’s unique content production and virtual event capabilities, third parties ranging from consumer brands, video game publishers, television companies, traditional sports organizations, concert promoters, and more, are turning to Super League to provide integrated solutions that drive business growth. For more: superleague.com

About Mobcrush
Mobcrush is a leading gaming technology platform that empowers gamers and influencers to reach all of their fans simultaneously across live streaming and social media platforms. Mobcrush has been downloaded by more than 600,000 creators who generate almost 2 million hours of original content annually and have accumulated more than 4.5 billion fans and subscribers. Along with free multi-streaming distribution, Mobcrush’s proprietary technology ReplayEngine gives gamers the ability to capture and share amazing highlight moments in real time via artificial intelligence with a single tap. Mobcrush powers full-service live streaming, influencer activations, and esports content creation and distribution at scale. The company’s Sponsored Live Breaks and other advertising solutions create authentic connections for brands with creators and their fans across a broad spectrum of video game entertainment. The company also owns and operates InPVP’s Mineville, one of six official Microsoft Minecraft partner servers, enjoyed by more than 22 million unique players annually. Through its longstanding commitment to advancing the intersection of gameplay, live streaming, and content creation, Mobcrush continues to be a leading platform helping players and creators pursue their passion and make a living while doing so.

Media Contact:
Gillian Sheldon
Super League Gaming
gillian.sheldon@superleague.com

Investor Relations:
Sean McGowan and Cody Slach
Gateway Investor Relations
SLG@gatewayir.com

Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this communication include, among other things, statements about our possible or assumed business strategies, potential growth opportunities, new products and potential market opportunities. Risks and uncertainties include, among other things, our ability to implement our plans, forecasts and other expectations with respect our business; our ability to realize the anticipated benefits of the proposed acquisition of Mobcrush, including the possibility that the expected benefits will not be realized or will not be realized within the expected time period; unknown liabilities that may or may not be within our control; attracting new customers and maintaining and expanding our existing customer base; our ability to scale and update our platform to respond to customers’ needs and rapid technological change; increased competition on our market and our ability to compete effectively, and expansion of our operations and increased adoption of our platform internationally. Additional risks and uncertainties that could affect our financial results are included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2019 and other filings that we make from time to time with the Securities and Exchange Commission which, once filed, are available on the SEC’s website at www.sec.gov. In addition, any forward-looking statements contained in this communication are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.